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                                  EXHIBIT 21.1




                          SUBSIDIARIES OF THE COMPANY





                                                         Jurisdiction Of
                                                           Organization
                                                         ---------------

    Input/Output of Canada, Inc.                              Delaware
    I/O International, Inc.                                   Delaware
    I/O Eastern, Inc.                                         Delaware
    I/O Holdings, Inc..                                       Delaware
    IPOP Management, Inc.                                     Delaware
    Global Charter Corporation                                Delaware
    I/O Sensors, Inc.                                         Delaware
    Microflow Analytical, Inc.                                Delaware
    Tescorp Seismic Products, Inc.                            Delaware
    I/O Cable, Inc.                                           Delaware
    I/O Exploration Products (U.S.A.), Inc.                   Delaware
             Sensor Nederland B.V.                            Netherlands
                      INCO Gravenhage, B.V.                   Netherlands
             HGS (India) Ltd.                                 India
    I/O Exploration Products (U.K.), Inc.                     Delaware
    I/O of Austin, Inc.                                       Delaware
    I/O Green Mountain, Inc.                                  Delaware
    Global Charter S.A.                                       Argentina
    I/O Marine Systems, Inc.                                  Louisiana
             I/O Marine Systems Ltd.                          United Kingdom